                                                                     EXHIBIT 2.2

                              CERTIFICATE OF MERGER

                                       OF

                          TOWERSTREAM ACQUISITION, INC.
                             A DELAWARE CORPORATION

                                  WITH AND INTO

                             TOWERSTREAM CORPORATION
                             A DELAWARE CORPORATION

                   (PURSUANT TO TITLE 8, SECTION 251(c) OF THE
                        DELAWARE GENERAL CORPORATION LAW)

     The undersigned corporations, each organized and existing under and by virtue of the General Corporation Law of the State of Delaware, do hereby certify:

     FIRST: Towerstream Acquisition, Inc. is being merged into Towerstream
Corporation and the name of the surviving corporation is Towerstream Corporation

     SECOND: That an agreement of merger and plan of reorganization (the "Merger
Agreement"), whereby Towerstream Acquisition, Inc. is merged with and into
Towerstream Corporation, has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Title 8, Section 251(c) of the General Corporation Law of the
State of Delaware.

     THIRD: That the Certificate of Incorporation of Towerstream Corporation
shall be the Certificate of Incorporation of the surviving corporation.

     FOURTH: That the merger is to become effective upon filing.

     FIFTH: That the executed Merger Agreement is on file at the principal place of business of the surviving corporation located at Towerstream Corporation, 55
Hammerlund Way, Middletown, Rhode Island 02842.

     SIXTH: That a copy of the Merger Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the undersigned has executed this certificate as of the
12th day of January, 2007.

                                       TOWERSTREAM CORPORATION

                                       By: /s/ Jeffrey M. Thompson
                                           ------------------------------------
                                       Name: Jeffrey M. Thompson
                                       Title:  Chief Executive Officer

                                       TOWERSTREAM ACQUISITION, INC.

                                       By: /s/ Paul Pedersen
                                           ------------------------------------
                                       Name:  Peter Pedersen
                                       Title: President, Treasurer and Secretary